EXHIBIT 99.1

HireQuest, Inc. Appoints New Chief Financial Officer

David S. Burnett will lead the financial effort to allow HireQuest’s continued growth and investment in new and existing markets, technologies, and value-added solutions for its franchisees and their customers

GOOSE CREEK, South Carolina – December 1, 2021 – HireQuest, Inc. (Nasdaq: HQI), a national franchisor of on-demand, temporary, and commercial staffing services, today announced that David S. Burnett has joined the company as Chief Financial Officer.

Mr. Burnett is a highly accomplished CFO who brings an extensive array of financial experience to HireQuest, including a background with global public company corporate finance, treasury operations, and acquisition strategy.

“We are very excited to have David join HireQuest. He will be a close advisor to me and an important member of our senior leadership team as we continue to expand and grow,” said Rick Hermanns, HireQuest’s President and Chief Executive Officer. “We are confident that his leadership and finance and accounting experience will benefit HireQuest and its employees and shareholders.”

Mr. Burnett will succeed Cory Smith, who is staying on with the company as Chief Accounting Officer.

About David Burnett

Mr. Burnett brings over 30 years of diverse financial experience to HireQuest, where he will serve its primary stakeholders including franchisees, investors, customers, and team members. Prior to joining HireQuest, Mr. Burnett was Chief Financial Officer for Ivy Asset Group, an alternative credit provider and investment bank that primarily serves some of the largest names in the consumer loan market. Prior to Ivy, Mr. Burnett served as Chief Financial Officer for a series of publicly-traded companies under the umbrella of BKF Capital Group, including Interlink Electronics, Inc. (Nasdaq:LINK), BKF Capital Group, Inc. (OTC:BKFG) and Ridgefield Acquisition Corp (OTC:RDGA). Before that, Mr. Burnett served in various management positions with EnPro Industries, Inc. (NYSE:NPO), most recently as Vice President and Treasurer. EnPro is a diversified industrial technology company with $1.5 billion in global revenue. His history prior to EnPro includes a long stint as a Director at PricewaterhouseCoopers LLP and Senior Manager at Grant Thornton LLP. Mr. Burnett received his Bachelor of Science degree in Business Administration (Accounting) from Old Dominion University, and a Master of Science degree in Taxation from Golden Gate University. He is both a Certified Public Accountant and a Certified Treasury Professional.

“I am thrilled to join HireQuest and look forward to further developing and strengthening the finance team to support our growth around the company’s existing operations, as well as seeking inorganic growth opportunities that exist in this exciting sector,” said Mr. Burnett. He continues, “HireQuest is already a leader in light industrial and commercial staffing and is well positioned to be a leader in the broader staffing industry as well as other service verticals. I am confident that we will link the company’s goals to sound financial performance, risk management, and operational effectiveness.”

About HireQuest

HireQuest, Inc. is a nationwide franchisor that provides on-demand labor and commercial staffing solutions in the light industrial, blue-collar, and commercial segments of the staffing industry for HireQuest Direct, HireQuest, Snelling, and Link franchised offices across the United States. Through its national network of over 210 franchisee-owned offices in more than 35 states and the District of Columbia, HireQuest provides employment for approximately 60,000 individuals annually that work for thousands of customers in numerous industries including construction, light industrial, manufacturing, hospitality, clerical, medical, travel, and event services. For more information, visit www.hirequest.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes, and the company’s officers and other representatives may sometimes make or provide certain estimates and other forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act, including, among others, statements with respect to future economic conditions; future revenue or sales and the growth thereof; operating results; anticipated benefits of acquisitions, or the status of integration of acquired entities. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods. While the company believes these statements are accurate, forward-looking statements are not historical facts and are inherently uncertain. The company cannot assure you that these expectations will occur, and its actual results may be significantly different because of various risks and uncertainties discussed in the “Risk Factors” section and elsewhere in the company’s most recent Annual Report on Form 10-K and subsequent filings with the SEC. Any forward-looking statement made by the company or its management in this news release is based only on information currently available to the company and speaks only as of the date on which it is made. The company and its management disclaim any obligation to update or revise any forward-looking statement, whether written or oral, that may be made from time to time, based on the occurrence of future events, the receipt of new information, or otherwise, except as required by law.

Company Contact:

HireQuest, Inc.

David Hartley, Director of Corporate Development

(800) 835-6755

Email: cdhartley@hirequest.com

Investor Relations Contact:

Hayden IR

Brett Maas

(646) 536-7331

Email: brett@haydenir.com